                       [Form of] MASTER SERVICES AGREEMENT


         THIS AGREEMENT is made as of ___________, 2000, by and between (i)FLAG INVESTORS COMMUNICATIONS FUND, INC., a Maryland corporation, and INVESTMENT COMPANY CAPITAL CORP., a Maryland corporation ("ICCC"), (ii)FLAG INVESTORS SERIES FUNDS, INC., a Maryland corporation and ICCC, (iii) FLAG INVESTORS EMERGING GROWTH FUND, INC., a Maryland corporation, and ICCC, (iv) FLAG INVESTORS EQUITY PARTNERS FUND, INC., a Maryland corporation, and ICCC, (v) FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC., a Maryland corporation, and ICCC,
(vi)FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC., a Maryland corporation, and ICCC, (vii)FLAG INVESTORS VALUE BUILDER FUND, INC., a Maryland corporation, and ICCC, (viii)FLAG INVESTORS FUNDS, INC., a Maryland corporation, and ICCC,
(ix) FLAG INVESTORS PORTFOLIOS TRUST, a New York business Trust (the "Trust") and ICCC.

                               W I T N E S E T H:

         WHEREAS, each Fund and the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Flag Investors Funds, Inc. and the Trust are registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, each Fund and the Trust desire to retain ICCC to provide certain services on behalf of each Fund and with respect to each of the Trust's portfolios (the "Portfolios"), as set forth in the Appendices to this Agreement, and ICCC is willing so to serve.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1. Appointment. Each Fund and the Trust hereby appoint ICCC to perform such services and to serve such functions on behalf of each Fund and the Portfolios as set forth in the Appendices to this Agreement, on the terms set forth in this Agreement and the Appendices hereto. ICCC accepts such appointment and agrees to furnish such services and serve such functions. Each Fund and the Portfolios may have currently outstanding one or more series, classes, or funds (where applicable) of its shares of common stock, par value $.001 per share ("Shares") and may from time to time hereafter issue separate series, classes, or funds (where applicable) of its Shares or classify and reclassify Shares of any series, class, or funds and the appointment effected hereby shall constitute appointment for the provision of services with respect to all existing series, classes or funds (where applicable) and any additional series, classes or funds established at a later time unless the parties shall otherwise agree in writing.

2. Delivery of Documents. Each Fund and the Trust have furnished ICCC with copies properly certified or authenticated of the following documents and will furnish ICCC from time to time with copies, properly certified or authenticated, of all amendments of or supplements thereto, if any:

         (a) Resolutions of each Fund's Board of Directors and the Portfolios' Board of Trustees authorizing the appointment of ICCC to act in such capacities on behalf of each Fund and the Portfolios as set forth in the Appendices to this Agreement, and the entering into of this Agreement by each Fund and the Trust;

         (b) Each Fund's Articles of Incorporation and all amendments thereto (the "Charter")and each Fund's By-Laws and all amendments thereto (the "By-Laws");

         (c) The Trust's Articles of Incorporation and all amendments thereto (the "Charter") and the Trust's By-Laws and all amendments thereto (the "By-Laws");

         (d) Each Fund's and the Portfolios' most recent Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act") and under the 1940 Act as filed with the Securities and Exchange Commission (the "SEC") relating to the Shares; and

         (d) Copies of each Fund's and the Portfolios' most recent prospectus or prospectuses, including amendments and supplements thereto (collectively, the "Prospectus").

3. Services to be Provided; Fees. During the term of this Agreement, ICCC shall perform the services and act in such capacities on behalf of each Fund and the Portfolios as set forth herein and in the Appendices to this Agreement. For the services performed by ICCC for each Fund and the Portfolios, each Fund and the Trust will compensate ICCC in such amounts as may be agreed to from time to time by the parties in writing.

4. Records. The books and records pertaining to each Fund and the Portfolios that are in the possession of ICCC shall be the property of each Fund and the Trust. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws and rules and regulations. Each Fund and the Trust, or each Fund's and Trust's authorized representatives, shall have access to such books and records at all times during ICCC's normal business hours. Upon the reasonable request of each Fund and the Trust, ICCC shall provide copies of any such books and records to each Fund and the Trust or to the authorized representative of each Fund and Trust at each Fund's and the Trust's expense.

5. Cooperation with Accountants. In addition to any obligations set forth in an Appendix hereto, ICCC shall cooperate with the independent accountants of each Fund and the Trust and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of such accountants' opinion of each Fund's and the Portfolios' financial statements or otherwise, as such may be required by each Fund and the Trust from time to time.

6. Compliance with Governmental Rules and Regulations. Each Fund and the Trust assume full responsibility for insuring that each Fund and the Portfolios comply with all applicable requirements of the 1933 Act, the Securities Exchange Act of 1934(the "1934 Act"), the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction. ICCC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the Commodities Exchange Act (if applicable), and all laws, rules and regulations of governmental authorities having jurisdiction with respect to the performance by ICCC of its duties under this Agreement, including the Appendices hereto.

7. Expenses. (a) ICCC shall bear all expenses of its employees and overhead incurred in connection with its duties under this Agreement and shall pay all salaries and fees of each Fund's and the Trust's directors/trustees and officers who are employees of ICCC.

         (b) Each Fund and the Trust assume and shall pay or cause to be paid all other expenses of each Fund and the Portfolios, as applicable, including, without limitation: the fees for investment advisory services, the fees of the administrator and distributor; the charges and expenses of any registrar, any custodian or depositary appointed by each Fund or the Portfolios for the safekeeping of its cash, portfolio securities and other property, and any stock transfer, dividend or accounting agent or agents appointed by each Fund and the Trust; brokers' commissions chargeable to each Fund and the Portfolios in connection with portfolio securities transactions to which each Fund and the Portfolios are a party; all taxes, including securities issuance and transfer taxes, and corporate fees payable by each Fund and the Portfolios to federal, state or other governmental agencies; the cost and expense of engraving or printing of stock certificates representing Shares; all costs and expenses in connection with maintenance of registration of each Fund and the Portfolios and its Shares with the SEC and various states and other jurisdictions (including filing fees and legal fees and disbursements of counsel); the expenses of printing, including typesetting, and distributing prospectuses of each Fund and the Portfolios and supplements thereto to each Fund's and the Portfolios' shareholders; all expenses of shareholders', directors', and trustees' meetings and of preparing, printing and mailing of proxy statements and reports to shareholders; fees and travel expenses of directors, trustees or members of any advisory board or committee other than such directors, trustees or members who are "interested persons" of each Fund and the Portfolios (as defined in the 1940
Act); all expenses incident to the payment of any dividend, distribution, withdrawal or redemption, whether in Shares or in cash; charges and expenses of any outside service used for pricing of the Shares; charges and expenses of legal counsel, including counsel to the directors or Trustees of each Fund or the Trust who are not "interested persons" of each Fund or the Portfolios (as defined in the 1940 Act), and of independent accountants, in connection with any matter relating to each Fund and the Portfolios; a portion of membership dues of industry associations; interest payable on each Fund's or Portfolio's borrowings; postage; insurance premiums on property or personnel (including officers, directors, and trustees) of each Fund or the Portfolios which inure to its benefit; extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto); and all other charges and costs of each Fund's or the Portfolios' operation unless otherwise explicitly provided herein.

8. Liability; Indemnification. Neither ICCC nor any of its officers, directors or employees shall be liable for any error of judgment or for any loss suffered by each Fund or the Portfolios in connection with the matters to which this Agreement, including the Appendices hereto, relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its or their part in the performance of, or from reckless disregard by it or them of, its or their obligations and duties under this Agreement. Each Fund and the Trust agree to indemnify and hold harmless ICCC and its nominees from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the 1934 Act, the 1940 Act, and any state and foreign securities and blue sky laws, all as currently in existence or as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which ICCC takes or does or omits to take or do at the request or on the direction of or in reliance on the advice of each Fund or the Portfolios or their outside counsel; provided, that neither ICCC nor any of its nominees shall be indemnified against any liability to each Fund and the Portfolios or to its shareholders (or any expenses incident to such liability) arising out of ICCC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement. Notwithstanding anything else in this Agreement or any Appendix hereto to the contrary, ICCC shall have no liability to each Fund or the Trust for any consequential, special or indirect losses or damages which each Fund or the Portfolios may incur or suffer as a consequence of ICCC's performance of the services provided in this Agreement or any Appendix hereto.

9. Responsibility of ICCC. ICCC shall be under no duty to take any action on behalf of each Fund or the Portfolios except as specifically set forth herein or as may be specifically agreed to by ICCC in writing. In the performance of its duties hereunder, ICCC shall be obligated to exercise care and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but ICCC shall not be liable for any act or omission which does not constitute willful misfeasance, bad faith or gross negligence on the part of ICCC or reckless disregard by ICCC of its duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, ICCC shall have no liability to each Fund or the Trust for any consequential, special or indirect losses or damages which each Fund or the Portfolios may incur or suffer by or as a consequence of ICCC's performance of the services provided hereunder.

10. Non-Exclusivity. The services of ICCC to each Fund and the Portfolios are not to be deemed exclusive and ICCC shall be free to render accounting or other services to others (including other investment companies) and to engage in other activities. It is understood and agreed that directors, officers or employees of ICCC may serve as directors or officers of each Fund or the Trust, and that directors or officers of each Fund or the Trust may serve as directors, officers and employees of ICCC to the extent permitted by law; and that directors, officers and employees of ICCC are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, directors or officers of any other firm or corporation, including other investment companies.

11. Notice. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to each Fund at One South Street, Baltimore, Maryland 21202, Attention: Fund Counsel, or to ICCC at One South Street, Baltimore, Maryland 21202, Attention: Mr. Edward J.Veilleux; to the Trust at Flag Investors Portfolios Trust at P.O. Box 501 Cardinal Avenue, Grand Cayman, Cayman Islands, BWI, with a copy to Deutsche Fund Management, Inc. at One South Street, Baltimore, Maryland 21202, Attention: President, or to ICCC at One South Street, Baltimore, Maryland, 21202.

12. Miscellaneous. (a) This Agreement shall become effective as of the date first above written and shall remain in force until terminated. This Agreement, or any Appendix hereto, may be terminated at any time without the payment of any penalty, by either party hereto on sixty (60) days' written notice to the other party.

         (b) This Agreement shall be construed in accordance with the laws of the State of Maryland.

         (c) If any provisions of this Agreement shall be held or made invalid in whole or in part, the other provisions of this Agreement shall remain in force. Invalid provisions shall, in accordance with the intent and purpose of this Agreement, be replaced by mutual consent of the parties with such valid provisions which in their economic effect come as close as legally possible to such invalid provisions.

         (d) Except as otherwise specified in the Appendices hereto, ICCC shall be entitled to rely on any notice or communication believed by it to be genuine and correct and to have been sent to it by or on behalf of the Funds or Portfolios.

         (e) ICCC agrees on behalf of itself and its employees to treat confidentially all records and other information relative to each Fund and the Portfolios and its prior, present, or potential shareholders, except, after prior notification to and approval in writing by each Fund or the Portfolios, which approval shall not be unreasonably withheld and may not be withheld where ICCC may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by each Fund or Trust.

         (f) Any part of this Agreement or any Appendix attached hereto may be changed or waived only by an instrument in writing signed by both parties hereto.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.



                        FLAG INVESTORS COMMUNICATIONS FUND, INC.
                        FLAG INVESTORS SERIES FUNDS, INC.
                        FLAG INVESTORS EMERGING GROWTH FUND, INC.
                        FLAG INVESTORS EQUITY PARTNERS FUND, INC.
                        FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC. FLAG INVESTORS VALUE BUILDER FUND, INC.
                        FLAG INVESTORS FUNDS, INC.
                        FLAG INVESTORS PORTFOLIOS TRUST


                                 ____________________________________
                          By:    ____________________________________
                          Title: ____________________________________


                         INVESTMENT COMPANY CAPITAL CORP.


                                 ____________________________________
                          By:
                          Title: ____________________________________

                                                                      Appendix I



                            SERVICES PROVIDED BY ICCC



Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Communications
Fund, Inc.

Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Series Funds, Inc.

Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Emerging Growth
Fund, Inc.

Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Equity Partners
Fund, Inc.

Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Real Estate Securities
Fund, Inc.

Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Short-Intermediate Income
Fund, Inc.

Flag Investors                  Transfer Agency              Accounting Services          Administration Services
Value Builder
Fund, Inc.

Flag Investors                  Transfer Agency                      ______               Administration Services
Funds, Inc.

Flag Investors                  Transfer Agency                      ______               Administration Services
Portfolios Trust


                                                                     Appendix II



                        ADMINISTRATION SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT


         This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated as of September 1, 2000 (the "Master Services Agreement") (i) between FLAG INVESTORS COMMUNICATIONS FUND, INC. and INVESTMENT COMPANY CAPITAL CORP. ("ICCC") (ii) between FLAG INVESTORS SERIES FUNDS, INC. and ICCC (iii) between FLAG INVESTORS EMERGING GROWTH FUND, INC. and ICCC (iv) between FLAG INVESTORS EQUITY PARTNERS FUND, INC. and ICCC (v) between FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. and ICCC (vi) between FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC. and ICCC (vii) between FLAG INVESTORS VALUE BUILDER FUND, INC. and ICCC (viii) between FLAG INVESTORS FUNDS, INC. and ICCC (ix) between FLAG INVESTORS PORTFOLIOS TRUST and ICCC. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.


1. Services to be provided. ICCC will perform the following services on an ongoing basis.

         (a) supervise and manage all aspects of each Fund's and Portfolios' operations, other than portfolio management and distribution;

         (b) provide each Fund and the Portfolios with such executive, administrative, clerical and bookkeeping services as are deemed advisable by each Fund's Board of Directors and the Portfolios' Board of Trustees;

         (c) provide each Fund and the Portfolios with, or obtain for it, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery, supplies and similar items for any offices as are deemed advisable by each Fund's Board of Directors and the Portfolios' Board of Trustees;

         (d) supervise the operations of each Fund's and the Portfolios' transfer and dividend -disbursing agent;

         (e) arrange, but not pay for, the periodic updating of prospectuses and supplements thereto, proxy material, tax returns, reports to each Fund's and the Portfolios' shareholders and reports to and filings with the SEC and state Blue Sky authorities; and

         (f) provide, at its expense and without cost to each Fund or Portfolios, the services of one or more officers of each Fund or the Portfolios.

2. Fees. For the service performed by ICCC for each Fund and the Portfolios pursuant to this Appendix, each Fund and the Portfolios will pay ICCC compensation for such services as the parties may agree to from time to time in writing.

                                                                    Appendix III


                        TRANSFER AGENCY SERVICES APPENDIX
                                       to
                            MASTER SERVICES AGREEMENT

         This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement dated (the "Master Services Agreement") (i)between FLAG INVESTORS COMMUNICATIONS FUND, INC. and INVESTMENT COMPANY CAPITAL CORP. ("ICCC") (ii) between FLAG INVESTORS SERIES FUNDS, INC. and ICCC (iii) between FLAG INVESTORS EMERGING GROWTH FUND, INC. and ICCC (iv) between FLAG INVESTORS EQUITY PARTNERS FUND, INC. and ICCC(v) between FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. and ICCC (vi) between FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC. and ICCC(vii) between FLAG INVESTORS VALUE BUILDER FUND, INC. and ICCC (viii) between FLAG INVESTORS FUNDS, INC. and ICCC (ix) between FLAG INVESTORS PORTFOLIOS TRUST and ICCC. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.


1.       Definitions.

         (a) "Authorized Person." The term "Authorized Person" shall mean any officer of each Fund or of the Portfolios and any other person, who is fully authorized by each Fund's Board of Directors or the Portfolios' Board of Trustees, to give Oral and Written Instructions on behalf of each Fund or the Portfolios.

         (b) "Oral Instructions." The term "Oral Instructions" shall mean oral instructions received by ICCC from an Authorized Person or from a person reasonably believed by ICCC to be an Authorized Person.

         (c) "Written Instructions." The term "Written Instructions" shall mean written instructions signed by two Authorized Persons and received by ICCC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. Instructions. Unless otherwise provided in this Appendix, ICCC shall act only upon Oral and Written Instructions. ICCC shall be entitled to rely upon any Oral and Written Instruction it receives from an Authorized Person (or from a person reasonably believed by ICCC to be an Authorized Person) pursuant to this Agreement. ICCC may assume that any Oral or Written Instruction received hereunder is not in any way inconsistent with the provisions of each Fund's Articles of Incorporation, the Portfolios' Declaration of Trust, the Master Services Agreement, or any Appendix attached thereto, or of any vote, resolution or proceeding of each Fund's Board of Directors, the Portfolios' Board of Trustees or shareholders.

         Each Fund and the Portfolios agree to forward to ICCC Written Instructions confirming Oral Instructions so that ICCC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by ICCC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Each Fund and the Portfolios further agree that ICCC shall incur no liability to each Fund or the Portfolios in acting upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person.

         If ICCC is in doubt as to any action it should or should not take, ICCC may request directions or advice, including Oral or Written Instructions, from each Fund or the Portfolios. ICCC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral or Written Instructions it receives from each Fund, the Portfolios or from counsel and which ICCC believes, in good faith, to be consistent with those directions, advice or Oral of Written Instructions. Notwithstanding the foregoing, ICCC shall have no obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Appendix, the same is a condition of ICCC's properly taking or not taking such action.

3.       Description of Services.

         (a) General Services to be Provided. ICCC shall provide to each Fund and the Portfolios the following services on an ongoing basis:

         (i)      Calculate 12b-1 payments;

         (ii)     Maintain proper shareholder registrations;

         (iii) Review new applications and correspond with shareholders, if necessary, to complete or correct information;

         (iv)     Direct payment processing of checks or wires;

         (v) Prepare and certify stockholder lists in conjunction with proxy solicitations; solicit and tabulate proxies; receive and tabulate proxy cards for meetings of each Fund's or Portfolios'shareholders;

         (vi)     Countersign securities;

         (vii)    Direct shareholder confirmation of activity;

         (viii) Provide toll-free lines for direct shareholder use, plus customer liaison staff for on-line inquiry response;

         (ix) Mail duplicate confirmation to broker-dealers of their clients' activity, whether executed through the broker-dealer or directly with ICCC;

         (x) Provide periodic shareholder lists and statistics to each Fund and the Portfolios;

         (xi)     Provide detail for underwriter/broker confirmations;

         (xii)    Mail periodic year-end tax and statement information;

         (xiii) Provide timely notification to investment advisor, accounting agent, and custodian of each Fund's and Portfolios' activity; and

         (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time.

         (b) Purchase of Shares. ICCC shall issue and credit an account of an investor, in the manner described in the Prospectus, once it receives: (i)a purchase order; (ii) proper information to establish a shareholder account; and
(iii) confirmation of receipt by, or crediting of funds for such order to, each Fund's or Portfolios' custodian.

         (c) Redemption of Shares. ICCC shall redeem each Fund's or the Portfolios' shares only in accordance with the provisions of the Prospectus and each shareholder's individual directions. Shares shall be redeemed at such time as the shareholder tenders his or her shares and directs the method of redemption in accordance with the terms set forth in the Prospectus. If securities are received in proper form, Shares shall be redeemed before the funds are provided to ICCC. When each Fund or the Portfolios provides ICCC with funds, redemption proceeds will be wired (if requested)or a redemption check issued. All redemption checks shall be drawn to the recordholder unless third party payment authorizations have been signed by the recordholder and delivered to ICCC.

         (d) Dividends and Distributions. Upon receipt of certified resolutions of each Fund's Board of Directors and the Portfolios' Board of Trustees authorizing the declaration and payment of dividends and distributions, ICCC shall issue the dividends and distributions in shares, or, upon shareholder election, pay such dividends and distributions in cash. Such issuance or payment shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. Each Fund's and the Portfolios' shareholders shall receive tax forms and other information, or permissible substitute notice, relating to dividends and distributions, paid by each Fund and the Portfolios as are required to be filed and mailed by applicable law, rule or regulation. ICCC shall maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends and distributions paid by each Fund and the Portfolios to its shareholders as required by tax or other law, rule or regulation.

         (e) Shareholder Account Services. If authorized in the Prospectus, ICCC shall arrange for the following services, in accordance with the applicable terms set forth in the Prospectus: (i) the issuance of Shares obtained through any pre-authorized check plan and direct purchases through broker wire orders, checks and applications; (ii) exchanges of shares of any fund for Shares of the Fund with which the Fund has exchange privileges; (iii)automatic redemption from an account where that shareholder participates in an automatic redemption plan; and (iv) redemption of Shares from an account with a check writing privilege.

         (f) Communications to Shareholders. Upon timely Written Instructions, ICCC shall mail all communications by each Fund and the Portfolios to its shareholders, including, reports to shareholders, confirmations of purchases and sales of Shares, monthly or quarterly statements, dividend and distribution notices, and proxy material.

         (g) Records. ICCC shall maintain records of the accounts for each shareholder showing the following information: (i) name, address and U.S. Tax Identification or Social Security number; (ii) number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations; (iii) historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;
(iv) any stop or restraining order placed against a shareholder's account; (v) any correspondence relating to the current maintenance of a shareholder's account; (vi) information with respect to withholdings; and (vii) any information required in order for ICCC to perform any calculations contemplated or required by this Appendix or the Master Services Agreement.

         (h) Lost or Stolen Certificates. ICCC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued upon: (i) the shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by ICCC; and (ii) completion of a release and indemnification agreement signed by the shareholder to protect ICCC.

         (i) Shareholder Inspection of Stock Records. Upon requests from Fund or Portfolio shareholders to inspect stock records, ICCC will notify the Fund or Portfolio and the Fund or Portfolio shall deliver Oral or Written Instructions granting or denying each such request. Unless ICCC has acted contrary to the Fund's or Portfolios' Instructions, each Fund and the Portfolios agree to release ICCC from any liability for refusal or permission for a particular shareholder to inspect each Fund's or the Portfolios' shareholder records.

         (j) Withdrawal of Shares and Cancellation of Certificates. Upon receipt of Written Instructions, ICCC shall cancel outstanding certificates surrendered by each Fund or the Portfolios to reduce the total amount of outstanding shares by the number of shares surrendered by each Fund or the Portfolios.

         (k) Telephone Transactions. In accordance with the terms of the Prospectus, ICCC shall act upon shareholder requests made by telephone for redemption or exchange of shares; provided that (i) the shareholder has authorized telephone transactions on the Fund's Account Application or otherwise in writing, (ii) if the request is a redemption, the amount to be redeemed does not exceed $50,000 and (iii) ICCC has complied with the identification and other security procedures required by the Fund in connection with telephone transactions.

4. Fees. As compensation for the services performed by ICCC for each Fund and the Portfolios pursuant to this Appendix, each Fund and the Portfolios will pay to ICCC such amounts as may be agreed to from time to time by the parties in writing.

5. Delegation of Responsibilities. ICCC may subcontract to any third party all or any part of its obligations under this Appendix; provided that any such subcontracting shall not relieve ICCC of any of its obligations under this Appendix. All subcontractors shall be paid by ICCC.

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                                                                     Appendix IV

                          ACCOUNTING SERVICES APPENDIX

                                       to

                            MASTER SERVICES AGREEMENT



         This Appendix is dated as of September 1, 2000, and is hereby incorporated into and made a part of the Master Services Agreement (the "Master Services Agreement") (i) between FLAG INVESTORS COMMUNICATIONS FUND, INC. and INVESTMENT COMPANY CAPITAL CORP. ("ICCC") (ii) between FLAG INVESTORS SERIES FUNDS, INC. and ICCC (iii) between FLAG INVESTORS EMERGING GROWTH FUND, INC. and ICCC (iv) between FLAG INVESTORS EQUITY PARTNERS FUND, INC. and ICCC (v) between FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC. and ICCC (vi) between FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC. and ICCC (vii) between FLAG INVESTORS VALUE BUILDER FUND, INC. and ICCC. Defined terms not otherwise defined herein shall have the meaning set forth in the Master Services Agreement.

1. Accounting Services to be Provided. ICCC will perform the following accounting functions if required:

         (a)      Journalize investment, capital share and income and expense;

         (b) Verify investment buy/sell trade tickets when received from each Fund's investment advisor and transmit trades to each Fund's custodian for proper settlement;

         (c)      Maintain individual ledgers for investment securities;

         (d)      Maintain tax lots for each security;

         (e) Reconcile cash and investment balances with the custodian, and provide each Fund's investment advisor with the beginning cash balance available for investment purposes;

         (f) Update the cash availability throughout the day as required by each Fund's investment advisor;

         (g) Post to and prepare each Fund's Statement of Net Assets and Liabilities and the Statement of Operations;

         (h) Calculate various contractual expenses (e.g., advisor and custody fees);

         (i) Monitor the expense accruals and notify each Fund's management of any proposed adjustments;

         (j) Control all disbursements from each Fund and authorize such disbursements upon written instructions from the President or any other officer of each Fund or the investment advisor;

         (k)      Calculate capital gains and losses;

         (l)      Determine each Fund's net income;

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         (m)      Obtain security market quotes from independent pricing
                  services approved by the investment advisor, or if such quotes are unavailable, then obtain such prices from the investment advisor, and in either case calculate the market value of portfolio investments;

         (n) Transmit or mail a copy of the daily portfolio valuation to each Fund's investment advisor;

         (o)      Compute each Fund's net asset value;

         (p) As appropriate, compute the yields, total return, expense ratios, portfolio turnover rate;

         (q) Prepare a monthly financial statement, which will include the following items:

                  o        Schedule of Investments;

                  o        Statement of Net Assets and Liabilities;

                  o        Statement of Operations;

                  o        Statement of Changes in Net Assets;

                  o        Cash Statement;

                  o        Schedule of Capital Gains and Losses;

         (r)      Assist in the preparation of:

                  o        Federal and State Tax Returns;

                  o        Excise Tax Returns;

                  o        Annual, Semi-Annual and Quarterly Shareholder
                           Reports;

                  o        Rules 24 (e)-2 and 24 (f)-2 Notices;

                  o        Annual and Semi-Annual Reports on Form N-SAR;

                  o Monthly and Quarterly Statistical Data Information Reports Sent to Performance Tracking Companies;

         (s) Assist in the Blue Sky and Federal registration and compliance process;

         (t)      Assist in the review of registration statements; and

         (u) Assist in monitoring compliance with Sub-Chapter M of the Internal Revenue Code.

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2.       Records. ICCC shall keep the following records: (a) all books and records with respect to each Fund's books of account; and (b) records of each Fund's securities transactions.

3. Liaison with Accountants. In addition to ICCC's obligations relating to each Fund's independent accountants set forth in the Master Services Agreement, ICCC shall act as liaison with each Fund's independent accountants and shall provide account analyses, fiscal year summaries, and other audit related schedules.

4. Compensation. For services performed by ICCC pursuant to this Appendix, each Fund will pay to ICCC compensation for such services as the parties may agree to from time to time in writing.



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